Exhibit 99.1

JPMorgan Chase & Co. 270 Park Avenue, New York, NY 10017-2070
NYSE symbol: JPM
www.jpmorganchase.com

News release: IMMEDIATE

JPMORGAN CHASE CLOSES ACQUISITION OF VASTERA

New York, April 1, 2005 – JPMorgan Chase Bank, N.A. (NYSE: JPM) today announced the closing of its acquisition of Vastera, Inc., a provider of global trade management solutions.  The business will be known as JPMorgan Chase Vastera.

Under the Agreement and Plan of Merger, Vastera shareholders are receiving $3.00 for each outstanding share of Vastera common stock they own, for a total transaction value of approximately $129 million.

Vastera’s solutions automate the required trade management processes associated with the physical movement of goods internationally.  The acquisition will further provide JPMorgan Chase clients with a “one-stop shop” that addresses the increasing challenges and risks associated with moving goods across international borders.  The JPMorgan Chase solution facilitates the seamless management of information and processes in support of physical goods movement and financial settlement of the complete global trade process.

“Through the acquisition of Vastera, JPMorgan Chase becomes the first global financial institution to offer an integrated cash, trade and logistics solution that brings together the physical and financial supply chains,” said Paul Simpson, Trade Services Executive, JPMorgan Chase.  “Vastera brings with it over 400 companies around the world for which it documents imports and exports, determines correct licensing and classifications, ensures compliance and tax requirements, manages inventory and tracks payments … everything to make the physical movement of goods easier and more efficient.”

About JPMorgan Chase & Co.

JPMorgan Chase & Co. (NYSE: JPM) is a leading global financial services firm with assets of $1.2 trillion and operations in more than 50 countries.  The firm is a leader in investment banking, financial services for consumers and businesses, financial transaction processing, asset and wealth management, and private equity.  The Treasury Services (www.jpmorganchase.com/ts) business of JPMorgan Chase is a top-ranked, full-service provider of innovative payment, collection, liquidity and investment management, trade finance and logistics, commercial card and information solutions to corporations, financial services institutions, middle market companies, small businesses, governments and municipalities worldwide.  With more than 50,000

Media Contacts:
John Johmann	JPMorgan Chase	212-552-9377	John.Johmann@chase.com
Judy Miller	JPMorgan Chase	212-270-7171	Judith.b.Miller@jpmorgan.com
Investor Contact:
Ann Borowiec	JPMorgan Chase	212-270-7318	Ann.Borowiec@jpmorgan.com

clients and a presence in 36 countries, JPMorgan Treasury Services is the world’s largest provider of treasury management services.  Information about the firm is available at www.jpmorganchase.com.

Certain statements and information included in this press release constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of JPMorgan Chase or JPMorgan Chase Vastera to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements.  Such risks and factors may include (1) the businesses of JPMorgan Chase and JPMorgan Chase Vastera may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) operating costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the merger; and (5) the strength of the United States and world economy in general.

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